UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2007

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14617	36-2092797
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Westbrook Corporate Center, Suite 900 Westchester, IL 60154

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (708) 236-6600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 24, 2007, Andrew Corporation (the “Company”) announced that it had entered into an Agreement (the “Agreement”) with Nokia Siemens Networks OY (“NSN”) whereby NSN purchased from the Company intellectual property related to NSN’s filter products for wireless networks. NSN and its affiliates will also purchase products completed pursuant to the parties’ existing purchase agreements and have the option to acquire certain fixed assets and inventory related to the manufacture of NSN’s filter products. The Company will continue to provide certain research and development services to NSN.

NSN is the Company’s largest customer for original equipment manufacturer filters, with NSN’s filter products representing about three percent of the Company’s overall sales in fiscal year 2007, with gross margins significantly below Company average. The transaction is expected to have a positive impact on the Company’s margins.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 24, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: October 24, 2007	By:	/s/ Marty R. Kittrell
	Name:	Marty R. Kittrell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 24, 2007